UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in our Current Report on Form 8-K filed on August 18, 2010, Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, the managing member of Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, executed an assignment and assumption of an agreement for purchase and sale of real property, as amended, or the Purchase Agreement, on August 12, 2010 to assign its rights, title and interest as the buyer in the Purchase Agreement, to G&E HC REIT II Monument LTACH Portfolio, LLC, our wholly owned subsidiary, for the acquisition of four real properties, or the Monument LTACH Portfolio, from White Oaks Real Estate Investments of Cape Girardeau, LLC, White Oaks Real Estate Investments of Joplin, LLC, White Oaks Real Estate Investments of Columbia, LLC and White Oaks Real Estate Investments of Georgia, LLC, all of which are unaffiliated third parties and are collectively referred to as the Seller.

On August 31, 2010, G&E HC REIT II Monument LTACH Portfolio, LLC executed an assignment and assumption of the Purchase Agreement, or the Joplin Assignment, to assign its rights, title and interest as the buyer of Joplin Long-Term Acute Care Hospital located in Joplin, Missouri, or the Joplin property, one of the four real properties comprising the Monument LTACH Portfolio, in the Purchase Agreement to G&E HC REIT II Joplin LTACH, LLC, a wholly owned subsidiary of G&E HC REIT II Monument LTACH Portfolio, LLC. On the same date, we, through G&E HC REIT II Joplin LTACH, LLC, acquired the Joplin property, from the Seller for a purchase price of $9,163,000, plus closing costs.

We financed the purchase price of the Joplin property using $8,000,000 in borrowings under our line of credit with Bank of America, N.A. and proceeds from our offering. In connection with the acquisition, we paid an acquisition fee of $252,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors.

As previously disclosed in our Current Report on Form 8-K referenced above, if we are unable to acquire any of the two remaining properties in the Monument LTACH Portfolio, during the periods defined in the Purchase Agreement, as amended, or if Columbia Long-Term Acute Care Hospital is unable to achieve the rent coverage contingency pursuant to the terms of the Purchase Agreement, as amended, then the aggregate purchase price for the Monument LTACH Portfolio and the allocated respective purchase prices of each of the four properties of the Monument LTACH Portfolio shall be subject to adjustment and/or alternative allocation.

The material terms of the Purchase Agreement, the First Amendment to the Purchase Agreement, the Second Amendment to the Purchase Agreement, and the Assignment and Assumption of the Purchase Agreement to G&E HC REIT II Monument LTACH Portfolio, LLC are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to our Current Report on Form 8-K previously filed on August 18, 2010 and incorporated herein by reference.

The material terms of the Joplin Assignment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 7, 2010, we issued a press release announcing the acquisition of the Joplin property, the second of four properties comprising the Monument LTACH Portfolio. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

10.1 Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Joplin LTACH, LLC, dated August 31, 2010

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated September 7, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

September 7, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Assignment and Assumption of Purchase Agreement by and between G&E HC REIT II Monument LTACH Portfolio, LLC and G&E HC REIT II Joplin LTACH, LLC, dated August 31, 2010
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated September 7, 2010